UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 22, 2005

ScanSource, Inc.

(Exact Name of Registrant as Specified in Its Charter)

South Carolina	000-26926	57-0965380
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6 Logue Court, Greenville, South Carolina 29615

(Address, Including Zip Code, of Principal Executive Offices)

(864) 288-2432

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 22, 2005, ScanSource, Inc. through its wholly owned subsidiary Logue Court Properties, LLC (the “Company”) entered into an Agreement (the “Agreement”) with Robert W. Bruce and Camperdown Company, Inc. (the “Sellers”), to purchase an 8.457 acre parcel of developed land and a building located in an industrial zone adjacent to the site of the Company’s headquarters in Greenville, South Carolina. The purchase price of the property, including all rights, privileges and easements appurtenant to the land and all improvements on the land is $4,750,000.

The property to be acquired by the Company is subject to existing leases (for which the Company will become lessor effective at closing). The Sellers shall satisfy all mortgages and other liens (other than 2005 tax liens) on the property prior to closing. Closing is subject to customary terms and conditions, including the Company’s satisfactory completion of inspection of the property within 60 days, following which closing would occur no latter than 180 days thereafter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ScanSource, Inc.

Date: September 22, 2005	By:	/S/ Richard P. Cleys
	Name:	Richard P. Cleys
	Its:	Vice President and Chief Financial Officer